Exhibit 10.2

MARVELL TECHNOLOGY GROUP LTD.
AMENDED AND RESTATED 1995 STOCK OPTION PLAN

AMENDMENT OF STOCK OPTION AGREEMENT

This Amendment of Stock Option Agreement is entered into by and between Weili Dai (the “Optionee”) and Marvell Technology Group Ltd., a Bermuda corporation (the “Company”), effective as set forth below.

Recitals

WHEREAS, the Company previously issued to the Optionee the following options (collectively, the “Options”) to acquire shares of common stock of the Company under the Company’s Amended and Restated 1995 Stock Option Plan (all references to shares and per share prices in this Amendment of Stock Option Agreement are as adjusted for subsequent stock splits):

1.               an option pursuant to a stock option agreement originally dated effective June 6, 2002,

2.               an option pursuant to a stock option agreement originally dated effective December 26, 2003,

3.               an option pursuant to a stock option agreement originally dated effective March 10, 2006,

4.               an option pursuant to a stock option agreement originally dated effective May 25, 2006, (collectively, the “Agreements”); and

WHEREAS, in connection with the Optionee’s termination of service as an officer of the Company effective as of May 6, 2007 the parties desire to amend the Options and Agreements.

Agreement

NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

A.            The terms of the Options and Agreements are hereby amended to reflect that the Optionee’s service to the Company and its affiliates whether as an employee, consultant, director or otherwise will be deemed to have terminated effective as of May 6, 2007 (the “Termination Date”) for all purposes of the Options, including but not limited to cessation of vesting of the Options, termination of Options which have not vested as of the Termination Date and commencement of the period in which the Optionee may exercise vested Options after a termination of service (as such period is modified pursuant to this Amendment of Stock Option Agreement), notwithstanding that the Optionee may continue in employment or other service with the Company and its affiliates following the Termination Date.

B.            The terms of the Options and Agreements are hereby amended to reflect that the period in which the Optionee may exercise vested Options after the Termination Date is extended to the 30th day after the Optionee receives written notice from the Company that Optionee is permitted to exercise the Options under applicable securities laws (if later than the period in which the Optionee may exercise the vested Options after a termination of service as of the Termination Date pursuant to the original terms of the Optionee’s Agreements); provided, however, that the exercise period for any such Option shall not be extended beyond the original expiration date of such Option as set forth in the Optionee’s Agreements.

C.            The terms of the Agreements not specifically amended hereby (subject to any prior or contemporaneous reformation of such Agreements) remain in full force and effect.

D.            This Amendment of Stock Option Agreement shall be governed by the laws of the State of California.

E.             The Optionee has had an opportunity to consult with the Optionee’s personal tax, legal and investment advisors with regard to this Amendment of Stock Option Agreement, and is not relying on the Company or its agents for such advice.  The Optionee agrees that the Company shall not be liable for any costs, taxes, loss or damage that the Optionee may incur by entering into the Agreements or this Amendment of Stock Option Agreement; it being understood that the Optionee will not pursue a claim, whether by way of indemnification or otherwise (i) with respect to such costs, taxes, loss or damage or (ii) with respect to costs incurred in connection with the negotiation and preparation of this Amendment of Stock Option Agreement; provided, however, that nothing herein shall otherwise affect any rights of the Optionee to indemnification pursuant to the Company’s bye-laws or any other agreements or instruments of or with the Company or any of its subsidiaries.

The parties hereto have duly executed this Amendment of Stock Option Agreement effective as of the latest date set forth below.

MARVELL TECHNOLOGY GROUP LTD.

By:	/s/ Paul R. Gray

Name:	Paul R. Gray

Title:	On behalf of Implementation Committee

Date:	May 6, 2007

/s/ Weili Dai
Signature of Optionee

Weili Dai

		Date:	5/6/2007